Exhibit 99.1
MID-SOUTH PORTFOLIO
INDEX TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Page
Independent Auditor’s Report	1
Combined Statements of Revenues and Certain Operating Expenses for the three months ended March 31, 2015 (unaudited) and year ended December 31, 2014	2
Notes to the Combined Statements of Revenues and Certain Operating Expenses for the three months ended March 31, 2015 (unaudited) and year ended December 31, 2014	3

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of
NorthStar Real Estate Income II, Inc.:
We have audited the accompanying statement of revenues and certain expenses of the Mid-South Portfolio and its subsidiaries (hereinafter referred to as the “Company”) for the year ended December 31, 2014.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of the statement of revenues and certain expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenues and certain expenses that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenues and certain expenses. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the statement of revenues and certain expenses, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the statement of revenues and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the accompanying statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses of the Company for the year ended December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.
Emphasis of matter
The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for incorporation by reference in the Form 8-K of NorthStar Real Estate Income II, Inc.), as described in Note 1 and is not intended to be a complete presentation of the Company’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers
Philadelphia, Pennsylvania
September 2, 2015

MID-SOUTH PORTFOLIO
COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
(Dollars in Thousands)

	Three Months Ended March 31, 2015 (Unaudited)	Year Ended December 31, 2014
Property and other revenues
Rental and other income	$5,669	$22,687
Escalation income	1,846	6,294
Total property and other revenues	7,515	28,981
Certain operating expenses
Rental operations	912	2,841
Real estate taxes	952	3,886
Property management fees	146	576
Total expenses	2,010	7,303
Revenues in excess of certain operating expenses	$5,505	$21,678

See accompanying notes to the combined statements of revenues and certain operating expenses.

MID-SOUTH PORTFOLIO
NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
FOR THE THREE MONTHS ENDED MARCH 31, 2015 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2014

1. Basis of Presentation
On June 19, 2015, NorthStar Real Estate Income II, Inc. (the “Company”), acting through a subsidiary of its operating partnership, NorthStar Real Estate Income Operating Partnership II, LP (the “Operating Partnership”), completed the acquisition (the “Acquisition”) of 100% of the common equity interests in Mid-South Industrial REIT I, which owned a portfolio (the “Mid-South Portfolio”) of 22 industrial properties, for an aggregate gross purchase price of approximately $317.5 million, from Mid-South Industrial, LP, an entity managed by an affiliate of Exeter Property Group, LLC (“Exeter”). The Company invested approximately $85 million of equity, including closing costs, with proceeds from its ongoing initial public offering.
The Mid-South Portfolio contains approximately 6.7 million square feet of industrial real estate and is located in seven states, with the largest concentrations in Indiana, Kentucky and Tennessee. In connection with the Acquisition, affiliates of the Company entered into various agreements with affiliates of Exeter, a national operator of industrial real estate properties with over 85 million square feet of industrial real estate assets under management, pursuant to which Exeter manages the day-to-day operations of the Mid-South Portfolio.
In connection with the Acquisition, on June 19, 2015, affiliates of the Company (collectively, the “Borrower”) obtained ten-year senior debt financing with an aggregate principal amount of approximately $250 million and a fixed interest rate of 4.31% (the “Senior Borrowing”). The Senior Borrowing contains standard representations, warranties and covenants contained in transactions of this type. Although recourse for repayment of the Senior Borrowing is generally limited to the Borrower’s assets, the Operating Partnership provided a “non-recourse carveout” guaranty relating to certain obligations of the Borrower under the loan agreement and related documentation.
The combined statements of revenues and certain operating expenses (the “Statements”) have been prepared for the purpose of complying with the provision of Article 3-14 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included in certain filings with the SEC. The Statements represent the historical revenues and certain operating expenses of the Mid-South Portfolio, excluding items which may not be directly attributable to the future operations of the Mid-South Portfolio. Material amounts excluded consist of interest expense, depreciation and amortization, amortization of above and below market leases and corporate general and administrative expenses. The Mid-South Portfolio is not a legal entity, but rather a combination of limited liability companies and partnership interests under common control and management; therefore the statements of revenues and certain operating expenses of the Mid-South Portfolio have been combined in accordance with Rule 3A-02 of Regulation S-X.
2. Summary of Significant Accounting Policies
Revenue Recognition
Rental and escalation income from operating real estate is derived from leasing of space to various types of tenants. The leases are for fixed terms of varying length and generally provide for annual rentals and expense reimbursements to be paid in monthly installments. Rental income from leases is recognized on a straight-line basis over the term of the respective leases. Escalation income represents revenue from tenant leases which provide for the recovery of all or a portion of the operating expenses paid by the Mid-South Portfolio. This revenue is earned in the same periods as the expenses are incurred.
Use of Estimates
The preparation of the Statements in conformity with accounting principles generally accepted in the United States (“US GAAP”) requires management to make estimates and assumptions that could affect the amounts reported in the Statements. Actual results could materially differ from those estimates and assumptions.
Commitments and Contingencies
In connection with the ownership and operation of the Mid-South Portfolio, the Company may be potentially liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim related to environmental matters regarding the Mid-South Portfolio and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the Mid-South Portfolio’s revenues and certain operating expenses.

MID-SOUTH PORTFOLIO
NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
FOR THE THREE MONTHS ENDED MARCH 31, 2015 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2014
(Continued)

3. Minimum Future Lease Rentals
There are various lease agreements in place with tenants to lease properties included in the Mid-South Portfolio. As of December 31, 2014, the minimum future cash rents receivable under noncancellable operating leases in each of the five years and thereafter are as follows (dollars in thousands) (unaudited):

Years ending:
2015	$22,292
2016	19,640
2017	17,284
2018	12,553
2019	8,801
Thereafter	21,457
$102,027
The above future minimum lease payments exclude tenant reimbursements.
4. Concentration of Credit Risk
For the year ended December 31, 2014, one tenant comprised approximately 10% of total property and other revenues. For the three months ended March 31, 2015, there were no tenants that comprised more than 10% of total property and other revenues.
5. Related Party Transaction
Property management services are provided to the Mid-South Portfolio by an affiliate. Costs incurred for such services approximate 2% of the Mid-South Portfolio’s total property and other revenues and amounted to $0.1 million and $0.6 million for the three months ended March 31, 2015 (unaudited) and the year ended December 31, 2014, respectively.
6. Subsequent Events
Management has evaluated the events and transactions that have occurred through September 2, 2015, the date which the Statements were available to be issued, and noted no items requiring adjustment of the Statements or additional disclosure.

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